Exhibit 10.2

Lion Group Holding Ltd.

Right To Receive Tokens

Right No.:
Date of Issuance: July 21, 2025 (the “Issuance Date”)

Lion Group Holding Ltd., a company organized under the laws of the Cayman Islands (the “Company”), hereby certifies that ATW Digital Asset Opportunities VI LLC, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to receive from the Company, upon exercise of this Right to Receive Tokens (including any Right to Receive Tokens issued in exchange, transfer or replacement hereof, this “Right”), at any time or times on or after July 21, 2027 (the “Vesting Date”), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), the Right Number (as defined below) of fully paid and non-assessable Tokens (as defined below), as more fully described in the Schedule of Tokens attached hereto as Annex A (the “Right Tokens”, and any such type of Right Token, each a “Right Type”). This Right is one of an issue of Rights issued pursuant to the Securities Purchase Agreement, dated as of June 17. 2025 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein, as amended from time to time (collectively, the “Rights”, and such other Rights, the “Other Rights”). Except as otherwise defined herein, capitalized terms in this Right shall have the meanings set forth in Section 16.

1.  EXERCISE OF RIGHT.

(a)  Mechanics of Exercise. Subject to the terms and conditions hereof, this Right may be exercised by the Holder on any day on or after the Vesting Date (an “Exercise Date”), in whole or in part, by delivery (whether via email or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”, and the time of delivery to the Company (or the Custodian), the “Exercise Time”), of the Holder’s election to exercise this Right. No consideration shall be required to be paid by the Holder to any Person to effect any exercise of this Right. The Holder shall not be required to deliver an ink-original of this Right or an Exercise Notice in order to effect an exercise hereunder, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Notice form be required. Execution and delivery of an Exercise Notice with respect to less than all of the Right Tokens shall have the same effect as cancellation of the original of this Right and issuance of a new Right evidencing the right to receive the remaining number of Right Tokens. Execution and delivery of an Exercise Notice for all of the then-remaining Right Tokens shall have the same effect as cancellation of the original of this Right after delivery of the Right Tokens in accordance with the terms hereof. Within 24 hours after such applicable Exercise Time, the Company shall transmit by electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B to the Holder and the Custodian, which confirmation shall constitute an instruction to the Custodian to process such Exercise Notice in accordance with the terms herein. Within 24 hours after such applicable Exercise Time (the “Token Delivery Deadline”), the Company shall deliver such Right Tokens set forth in such Exercise Notice (allocated among such Right Types as specified in such Exercise Notice) to the wallet address designated in writing (which may be an e-mail) by the Holder. Upon delivery of an Exercise Notice, the Holder shall be deemed for all purposes to have become the holder of record of the Right Tokens with respect to which this Right has been exercised, irrespective of the date such Right Tokens are electronically delivered to the wallet address designated by the Holder (the “Holder Wallet”). If this Right is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Right Tokens represented by this Right submitted for exercise is greater than the number of Right Tokens being acquired upon an exercise and upon surrender of this Right to the Company by the Holder, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than two (2) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Right (in accordance with Section 4(d)) representing the right to receive the number of Right Tokens deliverable hereunder immediately prior to such exercise under this Right, less the number of Right Tokens with respect to which this Right is exercised.

(b)  Schedule of Right Tokens. Upon any purchase and/or other acquisition of any Right Type of Right Tokens with all, or any part, of the proceeds of the Appliable Closing (or any other Right Tokens acquired with the proceeds of the Applicable Closing, as applicable), the Company shall promptly update the Schedule of Right Tokens attached hereto as Annex A, delineating the applicable Right Number of each such Right Type purchased and/or otherwise acquired.

(c)  Company’s Failure to Timely Deliver Tokens. If the Company shall fail, for any reason or for no reason, on or prior to the Token Delivery Deadline, to deliver the Right Tokens electronically to the Holder Wallet (a “Delivery Failure”), then, in addition to all other remedies available to the Holder, (X) the Company shall pay in cash to the Holder on each day after the Token Delivery Deadline and during such Delivery Failure an amount equal to 2% of the product of (A) the sum of the number of Tokens not transferred to the Holder on or prior to the Token Delivery Deadline and to which the Holder is entitled, multiplied by (B) the 4 p.m., New York City time, trading price as quoted by BitGo (as defined in the Security Agreement) of the Tokens selected by the Holder in writing as in effect of any Trading Day during the period beginning on the applicable Exercise Date and ending on the applicable Token Delivery Deadline, and (Y) the Holder, upon written notice to the Company, may void its Exercise Notice with respect to, and retain or have returned, as the case may be, any portion of this Right that has not been exercised pursuant to such Exercise Notice; provided that the voiding of an Exercise Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise. In addition to the foregoing, if on or prior to the Token Delivery Deadline a Delivery Failure occurs, and if on or after such Token Delivery Deadline the Holder acquires (in an open market transaction, stock loan or otherwise) Tokens corresponding to all or any portion of the number of Tokens to be delivered to the Holder Wallet upon such exercise that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Delivery Failure, as applicable (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within one (1) Business Day after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including BitGo (or other similar) cryptocurrency commissions, Token loan costs and other out-of-pocket expenses, if any) for the Tokens so acquired (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so deliver such Tokens to the Holder Wallet shall terminate, or (ii) promptly honor its obligation to so deliver to the Holder Wallet such Right Tokens and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Right Tokens multiplied by (B) the lowest Closing Sale Price of the Tokens on any Trading Day during the period commencing on the date of the applicable Exercise Notice and ending on the date of such transfer and payment under this clause (ii) (the “Buy-In Payment Amount”). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Tokens upon the exercise of this Right as required pursuant to the terms hereof. In addition to the foregoing rights, if the Company fails to deliver the applicable number of Right Tokens upon an exercise pursuant to Section 1 by the applicable Token Delivery Deadline, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Right that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise.

(d)  Disputes. In the case of a dispute as to the arithmetic calculation of the number of Right Tokens to be delivered pursuant to the terms hereof, the Company shall promptly deliver to the Holder the number of Right Tokens that are not disputed and resolve such dispute in accordance with Section 12.

(e)  Reservation of Tokens. So long as this Right remains outstanding, the Company shall at all times keep reserved for delivery under this Right a number of Tokens at least equal to 100% of the maximum number of Tokens as shall be necessary to satisfy the Company’s obligation to deliver Tokens under the Rights then outstanding (without regard to any limitations on exercise set forth herein or therein) (the “Required Reserve Amount”). The Required Reserve Amount of Tokens shall be held in the Blocked Custodial Account (as defined in the Security Agreement (as defined in the Securities Purchase Agreement)) for the benefit of the Holder.

(f)  Reduction of Right Number Upon Subsequent Closing Failure. If prior to the Vesting Date, in connection with any Subsequent Closing (as defined in the Securities Purchase Agreement), the Holder breaches its obligations to deliver all, or any part, of any Subscription Amount (as defined in the Securities Purchase Agreement) with respect thereto for a period of five (5) Trading Days after such date such payment is required pursuant to the terms of the Securities Purchase Agreement (such initial breach, the “Subsequent Closing Failure”, and the date thereof, the “Subsequent Closing Failure Date”), the Right Number hereof shall automatically reduce by 100% on such Subsequent Closing Failure Date.

(g)  Cash Settlement in Lieu of Delivery. Notwithstanding anything in this Section 1 to the contrary, the Company may, at its sole option, by delivery of prior written notice to the Holder (each, a “Cash Settlement Election Notice”), and the date thereof, each a “Cash Settlement Election Notice Date”), elect to settle, in whole, all Exercise Notices delivered at least two (2) Trading Days (or such earlier date as the Holder may elect in writing) after any such applicable Cash Settlement Election Notice Date, in cash on such applicable Token Delivery Date with respect thereto (each, a “Cash Settlement Date”) in lieu of delivering Right Tokens to the Holder with respect to any such Exercise Notices (as applicable, the “Cash Settlement Tokens”). The cash amount to be paid to the Holder on such applicable Cash Settlement Date with respect to any Cash Settlement Tokens specified in any such Exercise Notice shall be the sum of the Right Token Price of each Cash Settlement Token that would otherwise be delivered to the Holder pursuant to such applicable Exercise Notice on such Token Delivery Date (each, a “Cash Settlement Price”). Upon payment of such Cash Settlement Price to the Holder on the Cash Settlement Date, the applicable Cash Settlement Tokens related thereto shall cease to be Right Tokens hereunder, the Right Number shall decrease (on a Token-by-Token basis) and the Company shall update the Schedule of Right Tokens attached hereto as Annex A accordingly. In addition, the Company, at its sole option, may withdraw any Cash Settlement Election Notice by delivery of written notice to the Holder (each, a “Withdrawal Notice”), which Withdrawal Notice shall be effective on the second (2nd) Trading Day immediately following the Holder’s receipt of such Withdrawal Notice (or such earlier date as the Holder may elect in writing). If the Company fails to deliver a Cash Settlement Price to the Holder on the applicable Cash Settlement Date with respect thereto, the Company shall be deemed to have delivered a Withdrawal Notice with respect thereto on such Cash Settlement Date and the Company shall, thereafter, be prohibited from delivering a Cash Settlement Election Notice without the prior written consent of the Holder.

2.  FUNDAMENTAL TRANSACTIONS.

(a)  Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Right in accordance with the provisions of this Section 2(a) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Right a right of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Right, including, without limitation, which is exercisable for a corresponding number of Tokens acquirable and receivable upon exercise of this Right (without regard to any limitations on the exercise of this Right) prior to such Fundamental Transaction. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Right referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Right with the same effect as if such Successor Entity had been named as the Company herein.

(b)  Application. The provisions of this Section 2 shall apply similarly and equally to successive Fundamental Transactions and shall be applied as if this Right (and any such subsequent rights) were fully exercisable and without regard to any limitations on the exercise of this Right.

3.  NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation or bylaws or other organizational documents or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Right, and will at all times in good faith carry out all the provisions of this Right and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally transfer fully paid and non-assessable Tokens upon the exercise of this Right.

4.  REISSUANCE OF RIGHTS.

(a)  Transfer of Right. If this Right is to be transferred, the Holder shall surrender this Right to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Right (in accordance with Section 4(d)), registered as the Holder may request, representing the right to receive the number of Right Tokens being transferred by the Holder and, if less than the total number of Right Tokens then underlying this Right is being transferred, a new Right (in accordance with Section 4(d)) to the Holder representing the right to receive the number of Right Tokens not being transferred.

(b)  Lost, Stolen or Mutilated Right. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Right (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Right, the Company shall execute and deliver to the Holder a new Right (in accordance with Section 4(d)) representing the right to receive the Right Tokens then underlying this Right.

(c)  Exchangeable for Multiple Rights. This Right is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Right or Rights (in accordance with Section 4(d)) representing in the aggregate the right to receive the number of Right Tokens then underlying this Right, and each such new Right will represent the right to receive such portion of such Right Tokens as is designated by the Holder at the time of such surrender; provided, however, no rights for fractional Tokens shall be given.

(d)  Issuance of New Rights. Whenever the Company is required to issue a new Right pursuant to the terms of this Right, such new Right (i) shall be of like tenor with this Right, (ii) shall represent, as indicated on the face of such new Right, the right to receive the Right Tokens then underlying this Right (or in the case of a new Right being issued pursuant to Section 4(a) or Section 4(c), the Right Tokens designated by the Holder which, when added to the number of Tokens underlying the other new Rights issued in connection with such issuance, does not exceed the number of Right Tokens then underlying this Right), and (iii) shall have the same rights and conditions as this Right.

5.  NOTICES. Whenever notice is required to be given under this Right, unless otherwise provided herein, such notice shall be given at its last address as it shall appear upon the right register of the Company. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Right (other than the delivery of Tokens upon exercise in accordance with the terms hereof), including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder the existence of a proposed Fundamental Transaction at least ten (10) Trading Days prior to the consummation of such Fundamental Transaction. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any Company Subsidiary, the Company shall simultaneously file such notice with the SEC pursuant to a Report of Foreign Issuer on Form 6-K. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

6.  DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Right, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Report of Foreign Issuer on Form 6-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 6 shall limit any obligations of the Company, or any rights of the Holder regarding the Company’s disclosures of material, non-public information in connection with the filing of a Report of Foreign Issuer on Form 6-K or otherwise.

7.  ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

8.  AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Right may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

9.  SEVERABILITY. If any provision of this Right is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Right so long as this Right as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

10.  GOVERNING LAW. This Right shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Right shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision of law or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at its principal executive office and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. The Company (on behalf of itself and each of its Subsidiaries) hereby appoints Cogency Global Inc. as its agent for service of process in New York. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS RIGHT OR ANY TRANSACTION CONTEMPLATED HEREBY. The choice of the laws of the State of New York as the governing law of this Right is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in the Cayman Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands. The choice of laws of the State of New York as the governing law of this Right will be honored by competent courts in the Cayman Islands, subject to compliance with relevant Cayman Islands civil procedural requirements. The Company or any of their respective properties, assets or revenues does not have any right of immunity under Cayman Islands, the Cayman Islands or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands and the Cayman Islands, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Right; and, to the extent that the Company, or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company hereby waives such right to the extent permitted by law and hereby consents to such relief and enforcement as provided in this Right and the other Transaction Documents.

11.  CONSTRUCTION; HEADINGS. This Right shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Right are for convenience of reference and shall not form part of, or affect the interpretation of, this Right.

12.  DISPUTE RESOLUTION.

(a)  Submission to Dispute Resolution.

(i)  In the case of a dispute relating to the Closing Sale Price or fair market value or the arithmetic calculation of the number of Right Tokens (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via email (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Closing Sale Price or such fair market value or such arithmetic calculation of the number of Right Tokens (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(ii)  The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 12 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii)  The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b)  Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 12 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under the rules then in effect under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that the Holder is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 12, (ii) the Holder (and only the Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 12 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 12 and (iii) nothing in this Section 12 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 12).

13.  REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Right shall be cumulative and in addition to all other remedies available under this Right, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Right. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Right shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Right. The delivery of Tokens as contemplated hereby upon the exercise of this Right shall be made without charge to the Holder or such Tokens for any transfer tax or other costs in respect thereof.

14.  PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Right is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Right or to enforce the provisions of this Right or (b) there occurs any bankruptcy, reorganization, receivership of the company or other proceedings affecting company creditors’ rights and involving a claim under this Right, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

15.  TRANSFER. This Right may be offered for sale, sold, transferred or assigned without the consent of the Company.

16.  CERTAIN DEFINITIONS. For purposes of this Right, the following terms shall have the following meanings:

(a)  “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(b)  “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(c)  “Applicable Closing” means such Closing (as defined in the Securities Purchase Agreement) in which this Right was issued.

(d)  “BitGo” shall have the meaning as set forth in the Security Agreement.

(e)  “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(f)  “Closing Sale Price” means, for any Token as of any date, the trade price for such Token on the principal exchange or trading market where such Token is traded as reported by BitGo at 4:00 p.m., New York City time, or if the foregoing does not apply, the last trade price of such Token in the over-the-counter market on the electronic bulletin board for such Token as reported by BitGo. If the Closing Sale Price cannot be calculated for a Token on a particular date on any of the foregoing bases, the Closing Sale Price of such Token on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such Token, then such dispute shall be resolved in accordance with the procedures in Section 12.

(g)  “Custodian” means BitGo Trust Company, Inc., a South Dakota chartered trust company.

(h)  “Tokens” shall have the meaning as set forth in the Securities Purchase Agreement.

(i)  “Expiration Date” means the date that is the fifth (5th) anniversary of the Vesting Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the principal market or exchange in which the Tokens trade (a “Holiday”), the next date that is not a Holiday.

(j)  “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its common stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of common stock, (y) 50% of the outstanding shares of common stock calculated as if any shares of common stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of common stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of common stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of common stock, (y) at least 50% of the outstanding shares of common stock calculated as if any shares of common stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of common stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of common stock or (v) reorganize, recapitalize or reclassify its common stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of common stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding common stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding common stock not held by all such Subject Entities as of the date of this Right calculated as if any shares of common stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of common stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of common stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(k) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(l) “Options” means any rights, warrants or options to subscribe for or purchase shares of common stock or Convertible Securities.

(m) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose shares or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(n) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(o) “Right Number” means the Holder’s Holder Pro Rata Amount (as defined in the Note issued to the Holder in such Applicable Closing) of 24% of each Right Type of Tokens purchased with the net proceeds of such Applicable Closing, in each case, subject to adjustment as provided herein.

(p) “Rights” means the Company’s Rights to Receive Tokens issued pursuant to the Securities Purchase Agreement, including this Right.

(q) “Right Token Price” means, as of any Exercise Date, the value of the applicable Right Type of Right Token, expressed in US dollars, equal to the USD-denominated volume-weighted average price at 4 pm on the Trading Day immediately preceding such Exercise Date, as reported on the three (3) highest-volume centralized crypto exchanges for such Right Type, as reported by BitGo (as defined in the Securities Purchase Agreement).

(r) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(s) “Security Agreement” shall have the meaning as set forth in the Securities Purchase Agreement.

(t) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(u) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(v) “Trading Day” means, as applicable, (x) on the principal exchange or market on which the Tokens is then traded, provided that “Trading Day” shall not include any day on which the Tokens is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Tokens is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price or trading volume determinations relating to the Tokens, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Right to Receive Tokens to be duly executed as of the Date of Issuance set forth above.

LION GROUP HOLDING LTD.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
RIGHT TO RECEIVE TOKENS

LION GROUP HOLDING LTD.

The undersigned holder hereby exercises the right (the “Right”) to receive _________________ Tokens (“Right Tokens”) held, directly or indirectly, by Lion Group Holding Ltd., a company organized under the laws of the Cayman Islands (the “Company”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Right.

The Company shall deliver to Holder, or its designee or agent as specified below, such aggregate number__________ Right Tokens (of the Right Type(s) specified below) in accordance with the terms of the Right. Delivery shall be made to Holder, or for its benefit, to the Holder Wallet as follows:

Right Type	Aggregate Number of Right Tokens

Deliver to:

Date: _____________ __,

___________________________

Name of Holder

By:
Name:
Title:

Tax ID:____________________________

E-mail Address:_____________________

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby (a) acknowledges this Right Notice, and (b) hereby directs _________________ to deliver the above indicated number of Tokens to the Holder in accordance with the Transfer Agent Instructions dated _____________, 20__ from the Company and acknowledged and agreed to by ________________________.

LION GROUP HOLDING LTD.

By:
Name:
Title:

Annex A

Schedule of Right Tokens

Right Type	Aggregate Number of Right Tokens